Benihana Inc. Reports Total Restaurant Sales and Comparable Restaurant Sales Results for the First Four-Week Period of the Third Fiscal Quarter 2012
Represents Twenty-Second Consecutive Period of Comparable Sales Growth

MIAMI, Nov. 10, 2011 -- Benihana Inc. (NASDAQ: BNHN; BNHNA), operator of the nation's largest chain of Japanese theme and sushi restaurants, today reported total restaurant sales and comparable restaurant sales for the first four-week period (October 10, 2011 – November 6, 2011) of the third fiscal quarter of 2012. The announcement marks the Company's twenty-second consecutive four-week period of comparable restaurant sales growth.

For the four-week period ended November 6, 2011, total restaurant sales increased year over year by 6.0% to $24.4 million from $23.0 million, and Company-wide comparable restaurant sales increased by 7.4% to $24.2 million from $22.5 million. By concept, comparable restaurant sales increased 9.8% at Benihana Teppanyaki, 3.9% at RA Sushi, and 0.8% at Haru. These results were driven by traffic growth of 8.2% at Benihana Teppanyaki, relatively flat traffic at RA Sushi and dine-in traffic growth of 2.9% at Haru.

During the period, Benihana Teppanyaki represented approximately 67% of total restaurant sales, while RA Sushi and Haru accounted for 23% and 10% of total restaurant sales, respectively. There were 380 store-operating weeks in the first four-week period of the third fiscal quarter of 2012 compared to 384 store-operating weeks in the first four-week period of the third fiscal quarter of 2011.

Richard C. Stockinger, Chairman, President and Chief Executive Officer of Benihana Inc., said, "We are extremely pleased to report strong sales results again this period, and our objective is to continue implementing our strategy, which we expect to build further on the significant momentum that we have established in the past twenty-two four-week periods.  We are particularly satisfied by the robust results of our Benihana Teppanyaki concept, which achieved a 9.8% increase in comparable sales on top of an 8.2% increase in the same period of the prior year.”

About Benihana

Headquartered in Miami, Benihana Inc. (NASDAQ GS: BNHN, BNHNA) is the nation's leading operator of Japanese theme and sushi restaurants with 96 restaurants nationwide, including 63 Benihana restaurants, eight Haru sushi restaurants and 25 RA Sushi restaurants. In addition, 18 franchised Benihana restaurants are operating in the United States, Latin America and the Caribbean. To learn more about Benihana Inc. and its three restaurant concepts, please view the corporate video at www.benihana.com/about/video.

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect the business and prospects of Benihana, including, without limitation: risks related to Benihana's business strategy, including the Renewal Program and marketing programs; risks related to Benihana's ability to operate successfully in the current challenging economic environment; risks related to Benihana's efforts to strengthen its Benihana Teppanyaki concept and build its RA Sushi and Haru brands; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. Past performance may not be indicative of future results. Although Benihana believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. In addition to the risks and uncertainties set forth above, investors should consider the risks and uncertainties discussed in Benihana's filings with the Securities and Exchange Commission, including, without limitation, the risks and uncertainties discussed under the heading "Risk Factors" in such filings. Benihana does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Contact

Jeremy Fielding/Anntal Silver
Kekst and Company
(212) 521-4800

SOURCE Benihana Inc.